Exhibit 32

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Patrick McVeigh, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the quarterly report of PalmSource, Inc. on Form 10-Q for the fiscal quarter ended September 2, 2005 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such quarterly report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of PalmSource, Inc.

By:	/s/ PATRICK MCVEIGH
Name:	Patrick McVeigh
Title:	Interim Chief Executive Officer
Date:	October 6, 2005

I, Jeanne Seeley, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the quarterly report of PalmSource, Inc. on Form 10-Q for the fiscal quarter ended September 2, 2005 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such quarterly report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of PalmSource, Inc.

By:	/s/ Jeanne Seeley
Name:	Jeanne Seeley
Title:	Chief Financial Officer and Treasurer
Date:	October 6, 2005

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